UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 1, 2019
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-5265638 (IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 1, 2019, Anthony Orefice transitioned from his position as Executive Vice President and Chief Operating Officer of Black Knight, Inc. (“Black Knight” or the “Company”) to a non-executive employee of the Company on leave status. In connection with Mr. Orefice’s transition, he and the Company entered into an Executive Leave Agreement (the “Leave Agreement”) for a term beginning July 1, 2019 and ending on February 10, 2021 (unless terminated earlier as provided therein) (the “Executive Leave Term”). Pursuant to the Leave Agreement, Mr. Orefice and the Company mutually agreed to terminate Mr. Orefice’s Employment Agreement dated January 3, 2014, as amended, and Mr. Orefice’s restricted stock award dated February 15, 2019.

During the Executive Leave Term, Mr. Orefice is entitled to (i) a pro-rated portion of his actual annual bonus under the 2019 annual incentive plan for the portion of the year he served as Chief Operating Officer (January 1, 2019 through June 30, 2019); (ii) continued vesting of his restricted stock awards granted in 2017 and 2018; (iii) COBRA coverage (so long as Mr. Orefice pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to 36 months of monthly medical and dental premiums ($76,190); and (iv) the right to convert any life insurance provided by us into an individual policy. The Leave Agreement includes a release of claims, confidentiality, and non-competition and non-solicitation provisions.

Mr. Orefice’s leave status and employment with Black Knight terminates automatically upon a termination of the Leave Agreement. The Leave Agreement may be terminated by Mr. Orefice for any reason or by Black Knight for cause, upon which Mr. Orefice would forfeit any unvested portion of the 2017 and 2018 restricted stock awards and the Company would have no further obligations to Mr. Orefice. In the event the Leave Agreement terminates due to the expiration of the Executive Leave Term or Mr. Orefice’s death, the 2017 and 2018 restricted stock awards will vest in accordance with their terms and the Company will have no further obligations to Mr. Orefice.

The foregoing summary of the terms and conditions of the Leave Agreement is qualified in its entirety by the terms and conditions of the Leave Agreement, which we expect to file with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	July 5, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel